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November 10, 1997

MT Investors Inc.
Im Langacher
P.O. Box MT-100
CH 8606 Greifensee, Switzerland

Ladies and  Gentlemen:

                  We are acting as special counsel to MT Investors Inc., a Delaware corporation to be renamed Mettler-Toledo International Inc. (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 38,336,801 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), including (i) up to 7,666,667 shares of Common Stock which will be offered to the public by the Company (the "Offered Shares") and (ii) up to 30,670,134 shares of Common Stock which will be issued to the shareholders of the Company pursuant to the merger agreement (the "Merger Agreement") between the Company and Mettler-Toledo Holding Inc. (the "Merger Shares"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

                  For purposes of this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon certificates and statements of public officials and officers or representatives of the Company and of others.

                  Based upon the foregoing and subject to the limitations set forth herein, it is our opinion, assuming that (i) in the case of the Offered Shares, the Offered Shares have been issued, delivered and paid for in accordance with the terms of the Company's Registration Statement on Form S-1, as amended


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MT Investors, Inc.                    - 2 -                   November 10, 1997

(Registration No. 333-35597) (the "Registration Statement"), and the terms of the proposed form of Purchase Agreements previously reviewed by us between the Company, Mettler-Toledo, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated, Credit Suisse First Boston Corporation and Goldman, Sachs & Co., as representatives of the U.S. Underwriters, and Merrill Lynch International, BT Alex. Brown International, a Division of Bankers Trust International PLC, Credit Suisse First Boston (Europe) Limited and Goldman Sachs International, as representatives of the International Managers, and (ii) in the case of the Merger Shares, the shares of capital stock of MT Investors Inc. issued prior to the Merger were validly issued, fully paid and nonassessable, the merger of Mettler-Toledo Holding Inc. into the Company pursuant to the Merger Agreement has been effected in accordance with Delaware law and the Merger Shares have been issued pursuant to the Merger Agreement in exchange for the shares of the existing capital stock of the Company, that the Shares will be duly authorized and the Shares will be validly issued, fully paid and nonassessable.

                  This opinion is limited to the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectuses forming part of the Registration Statement to the extent that a "Legal Matters" section is included in such Prospectuses. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                  The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose except as specifically provided for herein.

                                          Very truly yours,

                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                               By:  /s/ Timothy E. Peterson
                                    ____________________________________________
                                        Timothy E. Peterson